
                                                                    Exhibit 11.0

                                 Statement Re:
                       Computation of Per Share Earnings


                                                                Three months ended March 31,
                                                                ---------------------------
                                                                     1997         1996
                                                                 -----------   -----------

Primary
             Average shares outstanding                           10,221,260     9,911,972
             Net effect of dilutive stock options-based
                  on the treasury stock method using
                  average market price                               356,137       388,215
                                                                 -----------   -----------
             Total                                                10,577,397    10,300,187

             Net income                                          $   189,683   $    60,011
                                                                 ===========   ===========

             Per share amount                                    $      0.02   $      0.01
                                                                 ===========   ===========

Fully Diluted
             Average shares outstanding                           10,221,260     9,911,972
             Net effect of dilutive stock options-based
                  on the treasury stock method using the
                  period-end market price if higher than
                  average market price                               356,137       426,132
                                                                 -----------   -----------
             Total                                                10,577,397    10,338,104

             Net income                                          $   189,683   $    60,011
                                                                 ===========   ===========

             Per share amount                                    $      0.02   $      0.01
                                                                 ===========   ===========
